UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2009

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CFO and Corporate Secretary; Appointment of Interim Chief Financial Officer and Corporate Secretary

On January 16, 2009, Ling Yi resigned as Chief Financial Officer (“CFO”) and Corporate Secretary of NIVS IntelliMedia Technology Group, Inc. (the “Company”) effective immediately. On January 16, 2009, the Company’s Board of Directors (the “Board”) appointed Simon Zhang as the Company’s part-time Interim CFO and Corporate Secretary effective immediately.  Ling Yi will continue employment with the Company as a financial manager and assist Mr. Zhang during his service as Interim CFO.  The Company is actively seeking a permanent CFO and Mr. Zhang will serve as the Interim CFO until a permanent replacement is named.

Mr. Zhang, 44, has served as the CFO of Yinlips Technology, Inc. since January 2008. Yinlips Technology, Inc. designs, manufactures and markets CRT, LCD, and portable electronic devices.  From July 2007 to December 2007, Mr. Zhang served as Chief Financial Officer of Evergreen Investment Inc., a holding company which focuses on restaurant investments. From January 2006 to June 2007, Mr. Zhang was the financial controller of Kapila Corporation, a company primarily engaged in textile trading.  From January 2003 to December 2005, Mr. Zhang was an accountant at Flycomputer, an information technology firm.  Mr. Zhang received a diploma in Financial Management in 2004 from the British Columbia Institute of Technology and a Master of Science in 1989 from Wuhan University.

Mr. Zhang entered into an employment agreement with the Company on January 16, 2009 (the “Agreement”) in connection with his appointment as the Company’s Interim CFO and Corporate Secretary. The Agreement states that Mr. Zhang's employment will remain in effect until a permanent CFO is hired by the Company, provided that Mr. Zhang's employment may be terminated sooner upon not less than two weeks' prior written notice by either the Company or Mr. Zhang.  Pursuant to the terms of the Agreement, Mr. Zhang will be paid a monthly salary of RMB20,000 (approximately USD$2,930). Pursuant to the Agreement, the Company will reimburse Mr. Zhang for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred in connection with the performance of Mr. Zhang's services.  The Agreement also contains provisions regarding non-disclosure of the Company's proprietary information, trade secrets, and confidential information and regarding non-solicitation of the Company's clients or employees both during Mr. Zhang's term of employment and for one year following Mr. Zhang's employment with the Company.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Mr. Zhang is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Independent Director

On January 16, 2009, the Board appointed Charles Mo to serve as an independent director of the Company. The Board determined that Mr. Mo is independent, in accordance with the applicable rules of the NYSE Alternext US. Additionally, Mr. Mo was appointed to serve on the Company’s Audit Committee as Chairman of the Audit Committee.  Minghui Zhang, the previous Audit Committee Chairman, will continue to serve as a member of the Audit Committee. The Board determined that Mr. Mo qualifies as an "audit committee financial expert" as defined under Item 407(d) of Regulation S-K.  On January 26, 2009, Mr. Mo was also appointed by the Board to serve on the Company’s Compensation Committee and Nominating Committee, replacing Ruxiang Niu, who will continue to serve as a member of the Compensation Committee and Nominating Committee, as Chairman of the Compensation Committee and Chairman of the Nominating Committee.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated January 16, 2009, by and between the Company and Simon Zhang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: January 22, 2009	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated January 16, 2009, by and between the Company and Simon Zhang.